UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2016

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2016, Mr. John J. Crowley tendered his resignation as Corporate Senior Vice President, Corporate Controller and Chief Accounting Officer of Charles River Laboratories International, Inc. (the "Company"), effective October 31, 2016, in order to pursue an opportunity at a different company.

On October 30, 2016, the Company’s Board of Directors appointed Mr. David R. Smith, the Company’s Corporate Executive Vice President and Chief Financial Officer, to serve as Chief Accounting Officer effective as of the close of business October 31, 2016, and Mr. Smith also assumed the responsibilities of principal accounting officer. Mr. Smith’s biographical data is incorporated by reference as set forth in the Company’s Form 10-K filed with the Securities and Exchange Commission on February 12, 2016. With respect to disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Smith and any of the Company’s directors and executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Smith and the Company that would be required to be reported.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

November 2, 2016	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel